UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

IMMERSION CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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801 Fox Lane San Jose, California 95131
(Address of principal executive offices) (Zip Code)

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Registrant’s telephone number, including area code: (408) 467-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        On April 24, 2008, Immersion Corporation (the “Company”) announced that it has appointed Ralph Edward Clenton (“Clent”) Richardson as president and chief executive officer of the Company, effective April 28, 2008. Mr. Richardson replaces Victor A. Viegas, who has served as the Company’s chief executive officer since October 2002 and the Company’s president since February 2002. Mr. Richardson, age 46, was chief marketing officer of TiVo, Inc., a provider of technology and services for digital video recorders, from July 2007 through March 2008. In April 2004, Mr. Richardson joined Nortel Networks Inc., a telecommunications networks and solutions company, as vice president of Global Marketing, Enterprise Networks and was promoted to chief marketing officer in October 2004 and served in that capacity through February 2006. From August 2003 to November 2003, Mr. Richardson was a management consultant for America Online, Inc., an internet services and media company. From April 2001 to March 2003, Mr. Richardson was chief sales and marketing officer and a member of the board of directors of T-Mobile U.K., a wireless phone company, and concurrently chairman of T-Mobile Retail, Ltd. Mr. Richardson served as vice president, Worldwide Developer Relations from December 1997 to March 2001 and also as vice president, Worldwide Solutions Marketing (from February 2000 to March 2001) for Apple Computer, Inc., a consumer electronics and software manufacturer. Prior to December 1997, Mr. Richardson served as vice president, Marketing and Sales for Design Intelligence, Inc.; senior manager, Evangelism for Apple Computer, Inc.; vice president and director of Sales for Foster Ousley Conley, Inc.; and held several sales and management positions within GTE Corporation (now part of Verizon) over a five year period including group manager, Major Accounts in California for GTE Mobilenet, a subsidiary of GTE Corporation. Mr. Richardson holds a B.A. in Counseling Psychology from Antioch University.

In connection with the Company’s announcement described above of the appointment of Mr. Richardson as president and chief executive officer, Mr. Viegas, currently president and chief executive officer of the Company, will resign from those positions effective April 28, 2008, but will remain as chairman of the board of directors of the Company.

(e)        In connection with the appointment of Mr. Richardson, the Company has entered into an offer of employment (the “Offer Letter”) dated March 26, 2008. Pursuant to the Offer Letter, Mr. Richardson will be employed as president and chief executive officer of the Company at a salary of $315,000 per annum and a $4,200 per month commuter allowance during the first two years of his employment. Mr. Richardson will be eligible to participate in the executive bonus plan approved by the compensation committee with a target annual bonus of $315,000, which will be prorated for 2008. Mr. Richardson will also receive a sign on bonus in the amount of $40,000 to be paid within his first week of employment. This bonus must be reimbursed on a pro rata basis to the Company in the event Mr. Richardson voluntarily terminates his employment prior to April 28, 2009. The Company will also award Mr. Richardson up to $75,000 to be credited against the bonus to be paid pursuant to the Company’s 2008 executive bonus plan. Mr. Richardson will be granted options to purchase 675,000 shares of common stock of the Company (the “Options”). The Options will vest over four years at the rate of 25% on the one year anniversary of the commencement of his employment, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months.

The Company has also entered into an indemnification agreement with Mr. Richardson in form and substance substantially as previously filed by the Company as an exhibit to its annual report on Form 10-K filed with the Securities and Exchange Commission.

The Company has also entered into a retention and ownership change event agreement (the “Retention Agreement”). The Retention Agreement provides for the payment of severance and health insurance premiums upon the occurrence of certain events. In the event that his employment with the Company is terminated by the Company without cause, Mr. Richardson will be entitled to receive a lump sum severance payment equal to 12 months base salary and payments of health insurance premiums for the earlier of 12 months or the date on which Mr. Richardson first becomes eligible to obtain other group health insurance coverage. In the event that Mr. Richardson’s employment with the Company is terminated by the Company without cause or is terminated by him with good reason, in either case, in connection with an ownership change event of the Company, then Mr. Richardson will also be entitled to receive (i) a lump sum severance payment equal to 12 months base salary, (ii) payments of health insurance premiums for the earlier of 12 months or the date on which Mr. Richardson first becomes eligible to obtain other group health insurance coverage, (iii) immediate vesting of all of his then unvested stock and stock options and (iv) a six month post-termination exercise period with respect to stock options then held by him. Payment of the foregoing benefits will be conditioned upon Mr. Richardson’s execution of a general release of claims.

A copy of the press release dated April 24, 2008 announcing these actions is attached hereto as Exhibit 99.1.

On April 24, 2008, in connection with the Company’s leadership transition, the Company entered into a resignation agreement and general release of claims with Mr. Viegas. Under this agreement, Mr. Viegas will make himself available to assist Mr. Richardson in any manner requested by the Company or Mr. Richardson through May 30, 2008, including, the orderly transition of the duties of the Company’s chief executive officer, the transfer of information relevant to the Company’s business and/or customers, and attendance at company or customer meetings. In exchange, the Company will pay Mr. Viegas’ current salary and group health coverage premiums through May 30, 2009. The Company will also allow Mr. Viegas to continue using his company laptop, email address and telephone number so long as he remains a member of the Company’s board of directors. Mr. Viegas will also remain entitled to receive the stock option acceleration benefits upon a change in control of the Company, and continued vesting of his unvested stock options, so long as he remains a member of the Company’s board of directors, and shall have six months from the date he ceases to serve as member of the board of directors to exercise any stock options that remain unexercised as of such date. Mr. Viegas will also be entitled to receive a prorated bonus under his 2008 variable compensation plan to the extent that the Company reaches the minimum GAAP adjusted revenue and GAAP adjusted operating profit (loss) and corporate initiatives, and Mr. Viegas achieves his MBOs for 2008 as set forth therein.

Item 9.01     Financial Statements and Exhibits.
           (d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 24, 2008 regarding the appointment of Clent Richardson as President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	April 24, 2008	By:	/s/ Stephen M. Ambler
Stephen M. Ambler
Chief Financial Officer and Vice President,
Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 24, 2008 regarding the appointment of Clent Richardson as President and Chief Executive Officer